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                                  EXHIBIT 7.14

                                LOCK-UP AGREEMENT

         This Lock-Up Agreement (this "AGREEMENT") is entered into as of August 10, 2004, by and between Allis-Chalmers Corporation, a Delaware corporation (the "COMPANY"), and the stockholder of the Company named on the signature page hereof (the "STOCKHOLDER").

                                    RECITALS:
                                    ---------

         A. The Company and certain purchasers (the "PURCHASERS") have entered into a Stock Purchase Agreement dated as of August 10, 2004 (the "Purchase Agreement"), pursuant to which the Purchasers have agreed to purchase, and the Company has agreed to sell, shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK").

         B. Pursuant to the Purchase Agreement the Company has agreed to file a registration statement (the "Resale Registration Statement") to register the resale of the Common Stock issued to the Purchasers.

         C. Stockholder is a stockholder of the Company, and is a party to a Registration Rights Agreement dated April 2, 2004, pursuant to which Stockholder has the right to have his or its shares included in the Resale Registration Statement.

         D. As a condition to the Purchasers entering into the Purchase Agreement, Stockholder has agreed to the lock-up set forth in Section 1 hereof.

         D. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                                   AGREEMENTS:
                                   -----------

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. LOCK-UP. Stockholder hereby agrees that, except as set forth in
Section 2 below, if Stockholder elects to have Common Stock owned by Stockholder included in the Resale Registration Statement, then, for a period of 90 days beginning on the date the Registration Statement is declared effective by the Securities and Exchange Commission (the "LOCK-UP PERIOD"), without the prior written consent of the Company and Purchasers owning more than 50% of the Shares, Stockholder will not offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise transfer, distribute or dispose of, directly or indirectly (collectively "DISPOSE OF"), any Common Stock (the "LOCK-UP"). On and after the day immediately following the last day of the Lock-up Period, no Common Stock shall be subject to the Lock-up.

         2. PERMITTED DISPOSITIONS. The following dispositions of Common Stock shall not be subject to the Lock-up set forth in Section 1:

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                  (a) Stockholder may Dispose of Common Stock to his spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which any such family member or Stockholder retains the entire beneficial interest;

                  (b) Stockholder may Dispose of Common Stock on his death to Stockholder's estate, executor, administrator or personal representative or to Stockholder's beneficiaries pursuant to a devise or bequest or by laws of descent and distribution;

                  (c) Stockholder may Dispose of Common Stock as a gift or other transfer without consideration;

                  (d) Stockholder may make a bona fide pledge of Common Stock to a lender and may Dispose of such Common Stock to such lender upon foreclosure or in lieu of foreclosure on such bona fide pledge;

                  (e) Stockholder may Dispose of Common Stock in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 144 of the Securities and Exchange Commission; and

                  (f) Stockholder may Dispose of Common Stock in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended, other than pursuant to Rule 144 of the Securities and Exchange Commission.

PROVIDED, HOWEVER, that in the case of any transfer of Common Stock pursuant to clauses (a), (c), (d) and (f), the transferor shall, at the request of the Company, provide evidence (which may include, without limitation, an opinion of counsel satisfactory in form, scope and substance to the Company in its sole discretion as the issuer thereof) satisfactory to the Company that the transfer is exempt from the registration requirements of the Securities Act.

         In the event Stockholder Disposes of Common Stock pursuant to clauses
(a), (b), (c) or (f), such Common Stock shall remain subject to this Agreement and, as a condition of the validity of such disposition, the transferee shall be required to execute and deliver a counterpart of this Agreement. Thereafter, such transferee shall be deemed to be the Stockholder for purposes of this Agreement.

         3. MISCELLANEOUS.

                  (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given other than as initially agreed upon in writing by the Company, Stockholder and Purchasers owning more than 50% of the Shares.

                  (b) SUCCESSORS AND ASSIGNS. Stockholder shall not assign any rights or benefits under this Agreement without the prior written consent of the Company and Purchasers owning more than 50% of the Shares.

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                  (c) COUNTERPARTS. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company and Stockholder to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

                  (d) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (e) GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW. The Company and Stockholder
(i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Southern District of Texas and the courts of the State of Texas for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that he or it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

                  (f) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                  (g) ENTIRE AGREEMENT. This Agreement is intended by the Company and the Stockholder as a final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the Stockholder with respect to such subject matter.

                  (h) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company, Stockholder and the Purchasers and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity. The Company and Stockholder each specifically acknowledge and agree that each Purchaser is a third party beneficiary of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    ALLIS-CHALMERS CORPORATION


                                    By:
                                       -----------------------------------------
                                       Munawar H. Hidayatallah, Chairman and
                                       Chief Executive Officer



                                    "STOCKHOLDER":


                                    Name:
                                         ---------------------------------------


                                    By:
                                       -----------------------------------------
                                                      (signature)


                                    Title of signatory:
                                                       -------------------------
                                    (if not an individual)



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